SECURITY AGREEMENT


        This Security Agreement, dated as of August 31, 1995 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and between American Bank Note Company, a New York corporation whose chief executive office is currently located at the address set forth on the signature page hereto (the "Borrower"), and Citibank, N.A., a national banking association having an address at 399 Park Avenue, New York, New York 10043 (the "Bank").

        In order to induce the Bank to permit the issuance of certain letters of credit and make and continue lother accommodations, the Borrower has agreed to secure the obligations of the Borrower respecting any and all letters of credit with certain securities, investments and other collateral, all upon the terms and provisions and subject to the conditions hereinafter set forth. Accordingly, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Borrower), the parties hereto hereby agree as follows:

        Section 1. Loan Documents and Obligations. The Borrower has executed and delivered a new credit agreement with the Bank in the form of a letter agreement dated as of August 31, 1995, to which American Banknote Corporation (formerly known as United States Banknote Corporation) ("ABC") also is a party (as the same may be supplemented, modified, amended, or restated from time to time, the "New Credit Agreement"). Pursuant to the New Credit Agreement, the Borrower (together with ABH) has issued a Promissory Note to the Bank (as executed, and as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Note"). The Borrower and one or more other persons, including American Bank Note Holographics, Inc. ("BH"), and any other guarantor, pledgor or surety (together with ABH, each a "Surety"), have executed and from time to time may execute one or more letter of credit applications, guaranties and other instruments, applications, agreements or documents relating to the Obligations (as hereinafter defined) in whole or in part (as executed, and as the same may be supplemented, modified, amended, restated or replaced from time to time, together with the Note, the New Credit Agreement and this Agreement, individually, a "Loan Document", and collectively, the "Loan Documents"). "Obligations" shall mean any and all of (a) the letter of credit advances outstanding (including future advances) under the New Credit Agreement (collectively, the "oans"), together with accrued and unpaid interest thereon (including, without limitation, any and all interest and other amounts accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, irrespective of whether such interest and other amounts are allowed or allowable as claims in such proceedings), (b) any guaranty or other credit support by the Borrower of any letter of credit obligation of ABC or any of its affiliates, and (c) the payment of all of the other amounts to be paid and the performance or satisfaction of all other obligations to be performed or otherwise satisfied by the Borrower (1) under this Agreement or (2) with respect to any letter of credit under the New Credit Agreement and the other Loan Documents. Event of Default and the other capitalized terms used and not otherwise defined in this Agreement shall have the meanings respectively assigned to them in the New Credit Agreement. Each use of a neuter, masculine, feminine or plural pronoun shall be deemed to refer to the form of pronoun appropriate to the circumstance.

        Section 2. Grant of Security Interest. As security for the timely and full payment and satisfaction of any and all of the Obligations, the Borrower hereby absolutely, unconditionally and irrevocably pledges, assigns, conveys, mortgages, transfers and delivers to the Bank, and grants to the Bank a continuing security interest in and to, the following: (a) any and all governmental obligations, notes, certificates of deposit, money, bank and other accounts, and other securities, investments and interests held by the Bank in the account entitled "Citibank, N.A., Cash Collateral Account f/b/o American Bank Note Company, No. 40680389", any and all other securities, investments or interests received by the Borrower on account of or related to any of the foregoing, any and all dividends, interest and distributions with respect thereto (whether cash, stock or otherwise) and splits and reclassifications thereof, and any and all options, warrants and other rights to acquire any such securities, investments or interests (collectively, the "Pledged Deposits"); (b) any and all of the rights, powers, privileges, remedies and interests of the Borrower in, to and under any and all instruments, indentures, agreements, charters, by-laws, certificates and other documents and any statutory equivalents, in each case whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, modified, amended or restated from time to time, respecting (i) any of the Pledged Deposits or the organization or governance of any issuer of any of the Pledged Deposits (collectively, the "Organizational Documents") or (ii) the investment or custody of any Pledged Deposits with or by any holder thereof (collectively, the "Custody Documents"); (c) any and all advances, indebtedness and other amounts (including interest) directly or indirectly owed to the Borrower on account of or related to the Pledged Deposits; and (d) any and all accounts, instruments, chattel paper, contract rights, warranties, casualty and other insurance policies and rights, litigation claims and rights, tradenames, other general intangibles and books and records of the Borrower arising from or with respect to all or any part of the foregoing subsections; in each case whether any of the foregoing is now existing or hereafter acquired or created, whether owned beneficially or of record and whether owned individually, jointly or otherwise, together with the products and proceeds thereof, all payments and other distributions with respect thereto and any and all renewals, substitutions, modifications and extensions of any and all of the foregoing (the foregoing items will be referred to collectively as the "Collateral").

        Section 3. Delivery and Documentation. The Borrower shall deliver to the Bank any and all stock certificates and other instruments evidencing or respecting the Collateral, which shall be delivered with this Agreement if currently existing or delivered promptly as hereafter received, acquired or created. Stock certificates shall be delivered with corresponding stock powers, duly endorsed in blank, and other instruments shall be duly endorsed to the order of the Bank in such manner as the Bank may specify. Each certificate shall be delivered free and clear of any and all restrictive legends. If any of the Collateral is held by a broker, investment adviser, trader, financial intermediary, custodian, clearing corporation or other person, has been issued by any partnership, trust or other non-corporate person, or has been issued in uncertified form, the Borrower shall execute and deliver such notices, transfer instructions and other documents to, and obtain such written consents and acknowledgments from, each holder or issuer respecting any Collateral (and the Bank's rights, powers, privileges, remedies and interests in and to the Collateral) as the Bank from time to time may request (as each may be executed, acknowledged, supplemented, modified, amended or restated from time to time, (a) if signed by the Borrower, individually a "Collateral Notice" and collectively, the "Collateral Notices", and (b) if signed by a holder or issuer (other than the Bank), individually, a "Collateral Acknowledgment", and collectively, the "Collateral Acknowledgments"). From time to time upon request of the Bank, the Borrower shall, or shall cause the holder or issuer of any Collateral to, deliver to the Bank such Organizational Documents and Custody Documents as the Bank may request. The Bank in its discretion may at any time transfer or register any of the Collateral into the name of the Bank or its nominee(s) without any notice to the Borrower. In addition to the foregoing, the Borrower from time to time shall deliver such assignments, financing statements and other documents as the Bank may request to further evidence, confirm, effect or perfect any security interest granted or intended to have been granted under this Agreement or any other Loan Document, each in such form and substance as may be acceptable to the Bank. The Borrower hereby irrevocably authorizes the Bank in its discretion: (i) to file without the signature of the Borrower any and all financing statements, modifications and continuations in respect of the Collateral and the transactions contemplated by this Agreement or any other Loan Document;
(ii) to sign any such statement, modification or continuation on behalf of such Borrower if the Bank deems such signature necessary or desirable under applicable law; and (iii) to file a carbon, photographic or other reproduction of any financing statement or modification if the Bank deems such filing necessary or desirable under applicable law. The Bank shall send a copy of any such filing to the Borrower; provided, however, that the failure to send that copy shall not affect the validity or enforceability of any such filing. The Bank shall not be liable for any mistake in or failure to file any financing statement, modification or continuation.

        Section 4. The Borrower's Independent Investment Decision, Etc. The Borrower hereby acknowledges and agrees that: (a) the Borrower (i) is a sophisticated and knowledgeable investor, both generally and with respect to each item of Collateral, (ii) has received directly from each holder or issuer of Collateral (which for the purpose of this Section shall be deemed to not include the Bank), reviewed, and evaluated all financial and other information necessary or prudent to make the Borrower's investment decision, and will continue to do so, (iii) has made, and will continue to make, independent investment selections and decisions respecting the Collateral without reliance upon or regard to any evaluation or investigation by the Bank of any Collateral or any holder or issuer of any Collateral, and (iv) does not directly or indirectly control, and is not an officer, director, employee, general partner or trustee of, any holder or issuer of any Collateral; (b)neither Bank nor any of its representatives has, and none of them shall be deemed or construed to have, (i) made any representation, warranty or guaranty, (ii) offered or furnished any recommendation, advice, analysis or information, or
(iii) undertaken or assumed any liability, responsibility or other obligation whatsoever respecting any Collateral or any holder or issuer of any Collateral, whether oral or otherwise, and whether express or implied, including (without limitation) anything with respect to any existing or future (A) existence, enforceability, genuineness, value or condition of any Collateral or (B) assets, business, financial condition, investments, prospects, reputation, or strategies of any holder or issuer of Collateral or any other person; (c) neither Bank nor any of its representatives shall have any liability, obligation or responsibility whatsoever for any acts or omissions of any issuer or holder of Collateral or any other person or any failure by anyone to perform any of its obligations under or with respect to any of the Collateral; and (d) neither Bank nor any of its representatives has, or shall be deemed or construed to have, any agreement, duty or obligation to inform the Borrower of any matter relating to any of the Collateral or any holder or issuer of any of the Collateral or to furnish to the Borrower any information pertaining thereto.

        Section 5. Certain Representations and Warranties. The Borrower represents and warrants to the Bank that, as of the date hereof and as of the date of each Loan or other advance or any readvance, renewal or extension thereof:

        (a) The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, or is an individual domiciled within the state and having his or her primary residence at, and has its chief executive office at the addresses set forth on the signature page, below. The Borrower has the legal capacity, power, authority and unrestricted right to execute and deliver this Agreement and each of the other Loan Documents to which the Borrower is or will be a party, to grant to the Bank the security interests respecting the Collateral contemplated hereunder and thereunder, and to perform all of the Borrower's obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and each of the other Loan Documents to which the Borrower is or will be a party and the performance by the Borrower of all of the Borrower's obligations hereunder and thereunder will not violate or be in conflict with any term or provision of (i) any applicable law (including, without limitation, any applicable usury or similar law),
(ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Borrower or any material part of the Borrower's assets and properties (an "Applicable Order"), (iii) any Organizational Document or Custody Document (taking into account the approvals contained in the Collateral Acknowledg-ments), or (iv) any material instrument, indenture, agreement, document or other obligation to which the Borrower is a party or by which the Borrower or any material part of the Borrower's assets and properties may be bound or subject (each a "Material Document"). No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Borrower of this Agreement or any other Loan Document to which the Borrower is or will be a party or the legality, validity, binding effect or enforceability of any of their respective terms and provisions, except for (A) the approval of the issuers or holders given under the Collateral Acknowledgments, and (B) the filing of Uniform Commercial Code financing or modification statements with the appropriate authorities in the State where the Borrower has the Borrower's chief executive office and/or primary residence. This Agreement is, and the Note and the other Loan Documents to which the Borrower is or will be a party when executed and delivered will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms and provisions.

        (b) The Borrower is, jointly or severally, the legal, record and beneficial owner of, and has good title to, the Collateral being, or purported to be, pledged by the Borrower. The Bank has legal, valid, binding, enforceable and perfected security interests in and to the Collateral pursuant to this Agreement and the other Loan Documents. Except as otherwise disclosed in writing to and approved (in its sole discretion) by the Bank: (i) no part of the Collateral is subject to any security interest, filed financing statement, mortgage, or other lien or encumbrance or any adverse claim of any kind whatsoever (including, without limitation, any defense, counterclaim, setoff, right of recoupment, abatement, or community property right), except those in favor of the Bank; and (ii) no part of the Collateral was purchased or is being carried directly or indirectly, in whole or in part, with the proceeds of any indebtedness or other credit other than the Loans (except for indebtedness wholly refinanced with the Loans or wholly repaid prior to the pledge of the relevant Collateral). Each of the Pledged Deposits is owned beneficially and of record solely by the Borrower, is assignable (with the approvals contained in the Collateral Acknowledgments), and has been duly assigned and transferred as collateral to the Bank. Each of the Pledged Deposits was duly authorized and validly issued, is fully paid and non-assessable, and was acquired from the issuer in a transaction in compliance with and either registered or exempt from registration under the Securities Act (as hereinafter defined) and other applicable laws. Except as otherwise contained in the Organizational Documents or Custody Documents and waived in the Collateral Acknowledgments, none of those Pledged Deposits (i) is subject to any warrant, option, put, call or other right to acquire, redeem, sell, transfer or encumber it, (ii) is governed by or otherwise subject to any shareholders agreement, voting trust or similar agreement or arrangement, or (iii) is limited or otherwise restricted in any way respecting assignability, transferabil-ity or any voting, dividend, distribution or other ownership right (whether or not reflected in any of the Organizational Documents).

        Section 6. Certain Covenants of the Borrower. The Borrower covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Bank (in its sole discretion) shall consent otherwise in writing:

        (a) The Borrower shall give, or cause to be given, immediate written notice to the Bank of: (i) any change in the name, domicile, primary residence, employer or chief executive office of the Borrower, as applicable, or, to the best knowledge of the Borrower, the name or chief executive office of any issuer or holder of any Collateral; (ii) the institution or threat of, or any adverse determination or change in, any action, suit, investigation or proceeding (whether or not purportedly on behalf of the Borrower or any issuer or holder of any Collateral) at law, in equity, in arbitration or by or before any other authority involving or affecting (A) the Borrower or, to the best knowledge of the Borrower, any issuer or holder of any Collateral that, if adversely determined, would be reasonably likely to have a Material Adverse Effect (individually or in the aggregate with other events), (B) any alleged criminal act or activity (other than a traffic misdemeanor or lesser traffic violation) on the part of the Borrower, (c) any part of the Collateral or Obligations, or (D) any of the transactions contemplated in this Agreement and the other Loan Documents; (iii) any change in location or any loss of or other material and adverse change in the Collateral;
(iv) any act or event known to the Borrower that in any material respect violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time or both) under any term or provision of any of the Organizational Documents, Custody Documents or Collateral Acknowledgments; (v) any material change known to the Borrower in the trading policies, trading strategies, business, management or control of any investment company, fund or adviser respecting any of the Collateral; (vi) any attachment, confiscation, detention, levy, requisition, seizure or other taking of any part of the Collateral, whether through process of law or otherwise, or any filing or other imposition of any financing statement or other lien or encumbrance against any part of the Collateral; (vii) any Event of Default ; or
(viii) any other event if such event would be reasonably likely to have or has had any material and adverse effect, individually or in the aggregate, upon (1) the assets, business, employment, properties or financial condition of the Borrower, (2) the ability of the Borrower to make payment as and when due of all or any part of the Borrower's obligations under this Agreement or any other Loan Document, or (3) any of the Collateral or its value or the validity, enforceability, perfection or priority of any security interest of the Bank therein (a "Material Adverse Effect").

        (b) The Borrower shall provide to the Bank such financial statements, accounts, reports, certificates, tax returns, statements, documents and other information as the Bank from time to time may request, each in such form and substance as may be acceptable to the Bank. From time to time upon the request of the Bank, the Borrower (upon receipt) will furnish copies to the Bank, and will direct such other persons (including the issuers and prepares) as the Bank may request to furnish copies directly to the Bank, of any and all financial statements, account statements, notices and other reports and information pertaining to the Collateral as the Bank may request. At all reasonable times and as often as the Bank reasonably may request, the Borrower shall permit representatives designated by the Bank to (A) have complete and unrestricted access to the premises of the Borrower and the books and records of the Borrower pertaining to the Collateral,
(B) make copies of, or excerpts from, those books and records and (c) discuss the Collateral or the accounts, assets, business, operations, properties or condition, financial or otherwise, of the Borrower with the Borrower's accountants and other representatives.

        (c) The Borrower shall not directly or indirectly (other than pursuant to this Agreement): (i) make, create, incur, assume or permit to exist any assignment, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Collateral; (ii) assign, pledge or in any way transfer or encumber the Borrower's right to receive any income or other distribution or proceeds from any part of the Collateral; (iii) sell, lease, sublease, transfer, exchange, abandon or otherwise dispose of, surrender physical possession or control of, physically alter or relocate all or any portion of the Collateral, other than as may be otherwise provided in any Custody Agreement with respect to the Pledged Deposits covered thereby; (iv) cause, suffer or permit any supplement, modification or amendment to, or any waiver of any term or provisions of, any stock certificate, instrument, contract or other intangible included in the Collateral; (v) enter into any shareholders' agreement, voting trust or similar agreement or arrangement or any other restriction or limitation in any way respecting assignability, transferability or any voting, dividend, distribution or other ownership right with respect to any of the Collateral; (vi) covenant or agree to a "negative pledge" respecting the Collateral with any other person (i.e., that the Borrower will not do any one or more of the foregoing); or (vii) offer or agree to do or cause or assist the inception or continuation of any of the foregoing.

        (d) If at any time for any reason (i) the value of any Collateral is insufficient to satisfy any minimum value or maximum advance rate (however expressed) established by the Bank in making or continuing any Letters of Credit or Loan(s) respecting any Collateral (whether established by item, class or type or otherwise), (ii) the value of any Collateral declines in any material respect, (iii) the aggregate value of all Collateral declines to less than the amount necessary to support the Letters of Credit, Loans and other Obliga-tions, or (iv) the validity, enforceability, perfection or priority of any security interest of the Bank in any Collateral is invalidated, lapses, is challenged or repudiated or is otherwise lost or impaired (in each case whether through any change in value, any loss, destruction, termination, foreclosure or other impairment, deterioration or diminution, any new or newly discovered security interests or other encumbrances or adverse claims, or otherwise), which events and resulting effects and amounts may be determined at any time and from time to time by the Bank (in its sole discretion), then promptly, but in any event within three business days, after notice from the Bank, the Borrower shall repay or prepay the Letters of Credit, Loans and other Obligations or deliver additional Collateral to the Bank in such amount(s) as may have been requested by the Bank in such notice in order to correct or compensate for any such decline or deficiency in value or loss or impairment of security interest. For the purposes of this subsection, the Bank (in its sole discretion) may include as Collateral any and all security interests granted to the Bank to secure any of the Letters of Credit, Loans or other Obligations or any guaranty thereof by any person(s) other than the Borrower.

        Section 7. Performance and Protection of Collateral by the Bank. In the event the Borrower fails to pay or otherwise perform or satisfy any of the Borrower's obligations to others or under or in respect of any of the Collateral, the Bank shall have the right in its sole and absolute discretion (but shall be under no duty or obligation) to make any such payment or cause the performance or satisfaction of any other such obligation, including (without limitation) the payment of any tax, claim or insurance premium, the maintenance or defense of any part of the Collateral or the purchase or discharge of any lien on any part of the Collateral. The Bank will endeavor to give the Borrower prior notice (which may be by telephone or telecopy) of any such payment or action; provided, however, that the failure to give such notice shall not affect the validity of the payment or action or the Borrower's reimbursement obligations with respect thereto. The Borrower shall pay or reimburse on demand any and all amounts advanced or expenses incurred by the Bank or its designee under this subsection, which shall constitute additional Loans under (and secured by) this Agreement and shall bear interest at the rate applicable to the Loans. No payment made or action taken by the Bank or its designee shall be deemed or construed to be a waiver, cure or satisfaction of the underlying default, which default shall be deemed to be continuing until such time (if ever) as the Borrower has, prior to the Maturity Date, (i) resumed the payment, performance and satisfaction required by this Agreement and the other Loan Documents and (ii) repaid all Loans advanced for such payments and actions, together with interest thereon, and paid all others to whom the Bank has requested direct payment respecting such payments and actions.

        Section 8. Power of Attorney to the Bank. With respect to the various assets and properties included or required to be included in the Collateral hereunder, the Borrower hereby irrevocably makes, constitutes and appoints the Bank and the Bank's executive officers (Vice President or above), and each of them, with full power of substitution, as such Borrower's true and lawful attorney-in-fact, with full power and authority from time to time in such Borrower's name, place and stead to: (a) take possession of and execute or endorse (to the Bank or otherwise) any one or more contracts, pledges, assignments and other documents, and any one or more Note, checks, or other instruments received in payment for or on account of those assets and properties; (b) demand, collect and receive any monies due on account of those assets and properties and give receipts and acquittances in connection therewith; (c) negotiate and compromise any claim, and commence, prosecute, defend, settle or withdraw any claims, suits or proceedings, pertaining to or arising out of those assets and properties; and (d) sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing; provided, however, that the above-named attorneys-in-fact may exercise the powers set forth in this Section only during the continuance of an Event of Default, whether or not any notice is given under Section 9 hereof or any reference to this Power of Attorney is made in that notice, and without regard to whether the Bank has taken any other action under this Agreement or any other Loan Document. This Power of Attorney is hereby declared to be irrevocable, with full power of substitution and coupled with an interest. This Power of Attorney shall survive the dissolution, reorganization or bankruptcy of the Borrower and shall extend to and be binding upon the Borrower's successors, assigns, heirs and legal representatives. A facsimile signature shall be effective if so affixed. The Bank shall be liable for any failure to collect or enforce the payment of any of those assets and properties.

        Section 9. Rights of the Bank to the Collateral. Upon the occurrence and during the continuance of any Event of Default, the Bank may take (and/or may cause one or more of its designees to take) any or all of the following actions, all without notice to the Borrower or any other person except as may otherwise be required by applicable law, with a single notice (if required or otherwise given) being sufficient to entitle the Bank from time to time thereafter to take any one or more of the actions described below: (a) prohibit the Borrower from taking any action otherwise permitted by this Agreement and the other Loan Documents; (b) notify each of the obligors, lessees, issuers, custodians and other parties with respect to or interested in any item of the Collateral of the interest of the Bank therein or of any action proposed to be taken with respect thereto, and direct one or more of those parties to make all payments, distributions and proceeds otherwise payable to the Borrower with respect thereto directly to the Bank or its order until notified by the Bank that all of the Obli-gations have been fully paid and satisfied; (c) receive and retain all payments, distributions and proceeds of any kind with respect to any and all of the Collateral; (d) take any action with respect to the offer, sale, lease or other disposition, and delivery of the whole of, or from time to time any one or more items of, the Collateral, including, without limitation, (i) to sell, assign, lease or otherwise dispose of the whole of, or from time to time any part of, the Collateral, or offer or agree to do so, in any established market or at any broker's board, private sale or public auction or sale (with or without demand on the Borrower or any advertisement or other notice of the time, place or terms of sale) for cash, credit or any other asset or property, for immediate or future delivery, and for such consideration and upon such terms and subject to such conditions as the Bank in its sole and absolute discretion may determine, and the Bank may purchase (the consideration for which may consist in whole or in part of cancellation of indebtedness) or any other person may purchase the whole or any one or more items of the Collateral, and all items purchased shall be free and clear of any and all rights, powers, privileges, remedies and interests of the Borrower (whether individual, joint, several or otherwise), which the Borrower has expressly waived pursuant to Section 11 hereof, (ii) to postpone or adjourn any such auction, sale or other disposition or cause the same to be postponed or adjourned from time to time to a subsequent time and place, or to abandon or cause the abandonment of the same, all without any advertisement or other notice thereof, and (iii) to carry out any agreement to sell any item or items of the Collateral in accordance with the terms and provisions of such agreement, notwithstanding that, after the Bank shall have entered into such an agreement, all of the Obligations may have been paid and satisfied in full; (e) exercise any voting, consent, enforcement or other right, power, privilege, remedy or interest of the Borrower pertaining to any item of Collateral to the same extent as if the Bank were the outright owner thereof, including (without limitation) any right that a record or beneficial owner of any Collateral may have, provided that the Bank shall not be entitled to exercise any of the voting rights of the Borrower pertaining to any equity interest in any affiliate of the Borrower unless and until the Bank has given specific written notice to the Borrower, apart from the notice first referred to in this subsection, of the Bank's election to exercise one or more, or all, such voting rights; (f) take possession of and thereafter deal with or use from time to time all or any part of the Collateral in all respects as if the Bank were the outright owner thereof; (g) transfer or cause the transfer of the ownership of all or any part of the Collateral to its own name and have such transfer recorded in any jurisdiction(s) and publicized in any manner deemed appropriate by the Bank; and (h) in addition to, and not by way of limitation of, any of the rights specified above, exercise or enforce any and all rights, powers, privileges, remedies and interests afforded to the Bank under this Agreement, any relevant Collateral Acknowledgment, the other Loan Documents and any and all provisions of applicable law (including, without limitation, the Uniform Commercial
Code), whether as a secured party or mortgagee in possession of collateral or otherwise.

        Section 10. Application of Proceeds, Etc. The Bank shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by Section 9 hereof, and, after deducting all costs and expenses incurred by the Bank and any person designated by the Bank to take any of the actions enumerated in Section 9 hereof in connection with such collection and sale or disposition (including attorneys' disbursements, expenses and fees), the Bank in its discretion may retain the same as additional or substitute Collateral or may apply the same to the Obligations in accordance with the terms and provisions of the Note, this Agreement and the other Loan Documents. In the event any funds remain after satisfaction in full of all such obligations, then the remainder shall be returned to the Borrower, subject, however, to any other rights or interests the Bank may have therein under any other instrument, agreement or document or applicable law. If the amount of all proceeds received with respect to and in liquidation of the Collateral that shall be applied to payment of the Obligations shall be insufficient to pay and satisfy all of the Obligations in full, the Borrower acknowledges and agrees that the Borrower shall remain and be liable for any deficiency.

        Section 11. Certain Acknowledgments and Waivers of the Borrower. The Borrower acknowledges and agrees that the rights, powers, privileges, remedies and interests granted to or conferred upon the Bank in respect of the Collateral by this Agreement, the other Loan Documents and applicable law are purely discretionary and shall not, and shall not be deemed or construed to, impose upon the Bank any duty or other obligation (a) to sell, foreclose or otherwise realize upon any Collateral, (b) to protect or preserve any of the Collateral, (c) to perform or satisfy any obligation under or respecting any of the Collateral or the Borrower, (d) to mitigate or otherwise reduce any damage or other loss, or (e) to otherwise exercise or enforce any such right, power, privilege, remedy or interest. Any sale, foreclosure or other realization upon the Collateral, or any other exercise or enforcement of any such right, power, privilege, remedy or interest, if undertaken by the Bank in its discretion, may be delayed, discontinued or otherwise not pursued or exhausted for any reason whatsoever (whether intentionally or otherwise). Without limiting the generality of the foregoing, to the extent waiver is not limited under applicable law, the Borrower hereby expressly waives each and every claim or defense, and agrees that the Borrower will not assert or pursue (by action, suit, counterclaim or otherwise) any claim or defense, respecting (i) any settlement or compromise with any obligor or other third party under any account receivable, note, instrument, agreement, document or general intangible included in the Collateral, irrespective of any reduction in the potential proceeds therefrom, (ii) the selection or order of disposition of the Collateral (which may be at random or in any order(s) the Bank may select in its sole and absolute discretion), (iii) the private sale of any Collateral, whether or not any public market exists, or the sale or other disposition of any Collateral pursuant to the relevant Collateral Acknowledgment, (iv) the choice or timing of any sale date (which the Bank may select in its sole and absolute discretion), irrespective of whether greater sale proceeds would be realizable on a different sale date, (v) the adequacy of the sale price of any Collateral, (vi) any insufficiency of the proceeds to fully satisfy the Obligations, (vii) any sale of Collateral to the first person to receive an offer or make a bid,
(viii) the selection of any purchaser of any Collateral, or (ix) any default by any purchaser of any Collateral. The Borrower hereby expressly waives the applicability of any and all applicable laws that are or may be in conflict with the terms and provisions of this Agreement and the other Loan Documents now or at any time in the future to the extent waiver is not limited under applicable law, including (without limitation) those pertaining to notice (other than notices required by this Agreement or any other Loan Document), appraisal, valuation, stay, extension, moratorium, marshaling of assets, exemption and equity of redemption; provided, however, that the preceding provision is not intended to confer upon the Bank any right, power, privilege, remedy or interest not permissible under applicable law notwithstanding the foregoing waivers. Neither the Bank nor any of its representatives shall incur any liability in connection with any sale of or other action taken respecting any Collateral in accordance with the provisions of this Agreement, the Collateral Acknowledgments, any other Loan Document or applicable law.

        Section 12. Further Assurances; Termination. The Borrower agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement and the other Loan Documents in order
(a) to evidence, confirm, perfect or protect any lien or security interest granted or required to have been granted under this Agreement and the other Loan Documents, (b) to give the Bank or its designee confirmation and assurance of the Bank's rights, powers, privileges, remedies and interests under this Agreement, the other Loan Documents and applicable law, (c) to better enable the Bank to exercise any such right, power, privilege or remedy, or (d) to otherwise effectuate the purpose and the terms and provisions of this Agreement and the other Loan Documents, each in such form and substance as may be acceptable to the Bank. Upon full payment and satisfaction of the Obligations: the Bank shall reassign, release and/or deliver to the Borrower all Collat-eral then held by or at the direction of the Bank; and, if requested by the Borrower, the Bank shall execute and deliver to the Borrower for filing in each office in which any financing statement, mortgage, or lease, or assignment thereof, relating to the Collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code or an appropriate satisfaction, release, reconveyance or reassignment releasing the Bank's interest therein, and any other instrument or document that the Borrower deems reasonably necessary to evidence the termination of the Bank's security interest, each in such form and substance as may be acceptable to the Bank. Any and all actions under this Section shall be without any recourse to or representation or warranty by the Bank and shall be at the sole cost and expense of the Borrower.

        Section 13. Survival of Representations. Each of the representations, warranties, covenants and other obligations and agreements of the Borrower contained in this Agreement and the other Loan Documents: (a) shall be absolute and unconditional; (b) shall survive the execution and delivery of this Agreement and the other Loan Documents, and any and all advances, repayments and readvances there-under; (c) shall remain and continue in full force and effect without regard (i) to any waiver, modification, extension, renewal, consolidation, spreading, amendment or restatement of any other term or provision of any Loan Document, (ii) to any full, partial or non-exercise of any of the rights, powers, privileges, remedies and interests of the Bank under any Loan Document or applicable law, against any person or with respect to any collateral, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or which may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), (iii) to any surrender, repossession, sequestration, foreclosure, conveyance or assignment (by deed in lieu or otherwise), sale, lease or other realization, dealing or disposition respecting any collateral, (iv) to any release, subordination or impairment of all or any part of any obligations or collateral or any security interest therein (whether intentionally or otherwise), (v) to any extension, stay, moratorium or statute of limitations or similar time constraint under any applicable law, (vi) to any investigation, analysis or evaluation by the Bank or its designees of the assets, business, operations, properties or condition (financial or otherwise) of the Borrower, any co-obligor or Surety or any other person, (vii) to any act or omission on the part of the Bank, any co-obligor or Surety or any other person, or (viii) to any other event that otherwise might constitute a legal or equitable counterclaim, defense or discharge of a borrower, surety or pledgor; (d) shall not be subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination that the Borrower may have against the Bank, any co-obligor or Surety or any other person; (e) shall not be diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of the Borrower, any co-obligor or Surety or any other person, or the inability of any of them to pay its debts or perform or otherwise satisfy its obligations as they become due for any reason whatsoever; and (f) shall remain and continue in full force and effect (i) until all of the Obligations have been fully paid and satisfied and (ii) thereafter with respect to events occurring prior to such payment and satisfaction.

        Section 14. Enforcement. The Bank, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that the Bank may have under this Agreement, any other Loan Document or applicable law: (a) at law, in equity, in rem or in any other forum available under applicable law; (b) without notice except as otherwise expressly provided herein; (c) without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that the Bank may have against or in respect of the Borrower, any Surety or any other person or thing; and
(d) without regard to any act or omission of the Bank or any other person. The Bank may institute one or more proceedings (which may be separate proceedings) with respect to this Agreement and each of the other Loan Documents in such order and at such times as the Bank may elect in its sole and absolute discretion. This Agreement and the other Loan Documents may be enforced: (i) without possession of the Note or its production in any action, suit or proceeding; and (ii) without the presence or participation of any co-obligor (joint or several) or Surety, whether through lack of jurisdiction, venue or service or otherwise; and the Borrower will not raise and hereby waives any objection or defense respecting the need for any such production, presence or participation.

        Section 15. Consent to Jurisdiction, Etc. The Borrower hereby consents and agrees that the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Bank and the Borrower; provided that the foregoing consent shall not deprive the Bank of the right in its discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the Borrower. In any dispute with the Bank, the Borrower will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum. The Borrower hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under this Agreement or any other Loan Document.

        Section 16. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought by the Bank against the Borrower, or vice versa, the Borrower waives trial by jury.

        Section 17. Waiver of Setoff, Etc. The Borrower hereby waives, and agrees that it will not exercise, any and all rights of extension, stay, moratorium, setoff, counterclaim, recoupment, abatement or reduction or other claim or determination respecting any payment due under this Agreement or any other Loan Document that may now or hereafter be accorded to the Borrower under applicable law or otherwise. To the extent not required as a compulsory counterclaim, the Borrower (a) shall pursue separate exercise and enforcement of any right, power, privilege, remedy or interest retained (and not waived) by the Borrower under this Agreement, the other Loan Documents and applicable law, and (b) shall not seek to exercise or enforce any such right, power, privilege, remedy or interest in any proceeding instituted by the Bank under or in respect of this Agreement or any other Loan Document, whether through joinder, consolidation, setoff, recoupment, abatement, reduction, counterclaim, defense or otherwise. In any dispute with the Bank, the Borrower covenants and agrees that it will not seek, recover or retain any, and the Borrower hereby expressly waives any and all, special, exemplary, punitive and/or consequential damages (whether through action, suit, counterclaim or otherwise) to the extent waiver is not limited under applicable law.

        Section 18. Relationship of the Borrower and the Bank, Etc. The Borrower represents, warrants, acknowledges and agrees that: (a) the Bank is acting solely in the capacity of lender respecting this Agreement, the other Loan Documents, and the Collateral; (b) the Borrower's sole relationship with the Bank is that of debtor and creditor, respectively, and no term or provision of this Agreement or any other Loan Document is intended to create, nor shall any such term or provision be deemed or construed to have created, any joint venture, partnership, trust, agency or other fiduciary or advisory relationship with the Borrower; and (c) the Borrower has independently and fully reviewed and evaluated the Loan Documents, the transactions contemplated thereunder and the potential effects of such transactions on the assets, business, operations, properties and condition (financial or otherwise) of each of the Borrower and its subsidiaries and affiliates (if any), which review and evaluation was made (i) together with counsel and (to the extent deemed prudent by the Borrower) financial and other advisors to the Borrower, and (ii) without any reliance upon any oral or written advice, analysis or assurance of any kind whatsoever from the Bank.

        Section 19. Exculpation and Indemnification. The Bank and its respective participants, affiliates, custodians and designees, and their respective directors, officers, employees, attorneys and agents (together with the Bank, an "indemnitee"), shall not incur any liability for any acts or omissions (and the Borrower hereby expressly waives any and all related claims and actions against each indemnitee), and each indemnitee shall be indemnified, reimbursed and held harmless by the Borrower on demand, and (at the request of the Bank) defended at the expense of the Borrower with counsel selected by the Bank, from and against any and all claims, liabilities, losses and expenses (includ-ing, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any indemnitee, in each case arising out of or related directly or indirectly to this Agreement, any other Loan Document, any of the Collateral, any of the Loans or the application of any proceeds thereof, or any environmental claim, except to the extent occasioned by the indemnitee's own acts or omissions breaching a duty owed to the Borrower and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction. The preceding general exculpation and indemnification is not intended (and shall not be deemed or construed) to in any way qualify, condition, diminish, restrict, limit or otherwise affect any (and is in addition to each) other release, waiver, consent, acknowledgment, agreement or other term or provision of this Agreement or any other Loan Document.

        Section 20.   Notices.  Except as otherwise expressly
provided, any notice, request, demand or other communication permitted or required to be given under this Agreement or any other Loan Document shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above or below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a Business Day (or on the next Business Day if received after the close of normal business hours or on any non-Business Day), including (without limitation) any telecopy. Notices also may be given by tele-phone to the extent and for the purposes provided in this Agreement or any other Loan Document. The Borrower acknowledges and agrees that the Bank may record any and all telephone calls with the Borrower and its representatives without any further or specific notice of such recording.

        Section 21. Bank's Right of Set Off, Etc. Upon the occurrence and during the continuance of any Event of Default, the Bank hereby is authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply, directly or through any of its affiliates, custodians, participants and designees, any and all deposits (whether general or special, time or demand, provisional or final, or individual or joint) and other assets and properties at any time held in the possession, custody or control of the Bank and any of its affiliates, custodians, participants and designees (including, without limitation, any items held in any investment management or custody account), and any indebtedness or other amount or obligation at any time owing by the Bank or any of its affiliates or participants, to or for the credit, account or benefit of the Borrower against any and all of the Obligations now or hereafter existing under this Agreement or the other Loan Documents, whether or not the Bank shall have declared a default, accelerated the obligations or made any demand or taken any other action under this Agreement or any other Loan Document, and although such obligations may be contingent or unmatured. Without limiting the foregoing, the Borrower hereby grants to the Bank a continuing security interest in and to all such deposits, assets, properties and indebtedness in the possession of the Bank and its affiliates, custodians, participants and designees; and the Borrower hereby authorizes each such person to so set off and apply such amounts at such times and in such manner as the Bank may direct pursuant to this Section, in each case to the fullest extent possible as if the person making the Set off were a direct creditor of the Borrower in the full amount of the Obligations. The debiting Bank shall notify the Borrower after any such Set off and application; provided, however, that the failure to give such notice shall not affect the validity of such Set off and application. In debiting any such account, the Obligations shall be deemed to have been paid or repaid only to the extent of the funds actually available in that account notwithstanding any internal procedure of the debiting Bank or any of its affiliates, custodians, participants and designees to the contrary. The rights of the Bank under this Section are in addition to and without limitation of any other rights, powers, privileges, remedies and other interests (including, without limitation, other rights of set off and security interests) that the Bank may have under this Agreement, the other Loan Documents and applicable law.

        Section 22. Expenses, Etc. The Borrower shall pay or reimburse on demand any and all costs and expenses incurred by the Bank, whether directly or indirectly, in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, all waivers, releases, satisfactions, modifications, amendments and consents, all payments made and actions taken in the name of or on behalf of the Borrower or any Surety, and the administration, maintenance, enforcement and adjudication of this Agreement, any other Loan Document and the rights, powers, privileges and other interests of the Bank under this Agreement, the other Loan Documents and applicable law, including (without limitation) the disbursements, expenses and fees of all counsel to the Bank (including allocated costs of in-house counsel).

        Section 23. Severability. In the event that any term or provision of this Agreement or any other Loan Document shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement and the other Loan Documents, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement and the other Loan Documents.

        Section 24.   No Waiver by Action, Cumulative Rights, Etc.
Any waiver or consent respecting this Agreement or any other Loan Document shall be effective only if in writing and signed by the Bank and then only in the specific instance and for the specific purpose for which given. No waiver or consent shall be deemed (regardless of frequency given) to be a further or continuing waiver or consent. The failure or delay of the Bank to require performance of, or to exercise their rights with respect to, any term or provision of this Agreement or any other Loan Document in no manner shall affect its right at a later time to enforce any such term or provision. No notice to or demand on the Borrower or any Surety in any case shall entitle such party to an or further notice or demand. All rights, powers, privileges, remedies and other interests of the Bank under this y otherAgreement, the other Loan Documents and applicable law are cumulative and not alternatives.

        Section 25. Successors and Assigns, Assignment and Intended Beneficiaries. Whenever in this Agreement or any other Loan Document reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Borrower in this Agreement and the other Loan Documents shall inure to the benefit of the participants and other successors and assigns of the Bank; provided, however, that nothing herein shall be deemed to authorize or permit the Borrower to assign any of its rights or obligations under this Agreement or any other Loan Document to any other person (whether or not an affiliate of the Borrower), and the Borrower covenants and agrees that it shall not make any such assignment. The Bank from time to time may assign to one or more banks or other persons all or any portion(s) of its rights and interests and/or obligations under this Agreement and the other Loan Documents, including (without limitation) the assignment to any Federal Reserve Bank (as collateral or otherwise) of all or any portion(s) of its rights to payments of principal and/or interest under the Agreement(s), and may take any and all reasonable actions necessary or appropriate in connection with any such assignment, all without notice to or consent of the Borrower or any other person. The Bank from time to time also may sell to one or more financial institutions or institutional investors a participation interest in all or any undivided portion of its rights, powers, privileges, remedies and interests under this Agreement and the other Loan Documents. The Bank from time to time may furnish and disclose financial statements, documents and other information pertaining to the Borrower to any potential assignee or participant. The representations, warranties and other terms and provisions of this Agreement and the other Loan Documents are for the exclusive benefit of the parties hereto, and, except as otherwise expressly provided herein, no other person, including creditors of any party hereto, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

        Section 26. Counterparts, Governing Law, Amendments, Etc. This Agreement shall be effective on the date (the "Effective Date") as of which this Agreement shall be executed by all the parties hereto and delivered to the Bank. This Agreement or any other Loan Document may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto or thereto, as applicable. This Agreement and the other Loan Documents have been executed and delivered, and shall be governed by and construed in accordance with the applicable laws pertaining, in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). The section headings contained in this Agreement and the other Loan Documents are for reference purposes only and shall not affect the meaning or interpretation of this Agreement or any other Loan Document. Except as otherwise provided in this Agreement or any other Loan Document with respect hereto or thereto, respectively, each and every modification and amendment of this Agreement or any other Loan Document shall be in writing and signed by all of the parties hereto or thereto, as applicable, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement or any other Loan Document shall be in writing and signed by each affected party hereto or thereto, as applicable. This Agreement and the other Loan Documents contain the entire agreement of the parties and supersede all other representations, warranties, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein and therein.


        In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first written above.

American Bank Note Company

By:s/Ward A.S. Urban, Vice President and Treasurer



ADDRESS FOR NOTICES AND SERVICE:
51 West 52nd Street, 14th Floor
New York, New York 10019

Citibank, N.A.

By:s/William G. Marten III, Managing Director


ADDRESS FOR NOTICES AND SERVICE:
399 Park Avenue
New York, New York 10043